UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015 (October 12, 2015)

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street, 34th floor

New York, NY 10004

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

First Capital Real Estate Trust Incorporated (formerly known as United Realty Trust Incorporated) (the “Company”) is filing this amendment to, and restatement of, the Current Report on Form 8-K (the “Amendment”) filed by the Company on October 16, 2015 (the “Original 8-K”), to include information regarding a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) that was erroneously not included in the Original 8-K. Also filed herewith is a letter provided to the Company by Ernst & Young addressed to the Securities and Exchange Commission stating whether or not they agree with the updated disclosures in this Amendment.

Except as stated in this Explanatory Note, no other information contained in the Original 8-K is being amended, updated or otherwise revised. The Amendment speaks as of the filing date of the Original 8-K, does not reflect any events that may have occurred subsequent to such date, and does not modify or update in any way disclosures made in the Original 8-K except as stated above.

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Independent Accountant

On October 12, 2015, the Audit Committee of the Board of Directors of First Capital Real Estate Trust Incorporated (formerly known as United Realty Trust Incorporated) (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm.

E&Y’s audit reports on the consolidated financial statements of the Company for the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, and in the interim period through October 12, 2015, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, or in the subsequent interim period through October 12, 2015, except for the material weakness as described by the Company in Item 4 of the Company’s Quarterly Report on Form 10-Q for the the three months ended March 31, 2015. This material weakness related to the Company’s management identifying, during May 2015, a material weakness in the Company’s entity level controls and procedures related to making advances to the Company’s advisor and its affiliates during the period from January 2014 through May 2015. Accordingly, the Company’s management reevaluated its previous conclusions on the effectiveness of the Company’s entity level controls and procedures as of each reporting period during the year ended December 31, 2014 and determined that this material weakness had also existed as of those dates. As described in Item 4 of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2015, following the identification of this material weakness in May 2015, the Company’s advisor and its affiliates and the Company took steps such that the Company was no longer advancing funds to the Company’s advisor and its affiliates, and the Company’s management concluded that the material weakness described above had been remediated and that the Company’s disclosure controls and procedures were effective as of June 30, 2015.

On October 26, 2015, the Company provided E&Y with the disclosures in this Current Report on Form 8-K/A disclosing the dismissal of E&Y and requested in writing that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not they agree with such disclosures. E&Y’s response is filed as Exhibit 16.1 to this Current Report on Form 8-K/A. E&Y provided a similar letter with respect to the disclosures in the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2015, which is amended and restated by this Current Report on Form 8-K/A, and that letter was filed therewith.

Item 9.01. Financial Statements and Exhibits.

       (d)    Exhibits

Exhibit No.	Description
16.1	Letter from E&Y to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: October 26, 2015	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer
and Chairman of the Board of Directors